UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2016

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2016, the Board of Directors of Mitel Networks Corporation (the “Company”) approved and adopted an amendment to the form of indemnification agreement (the “Form of Indemnification Agreement”) for its directors and officers. It is expected that all directors and officers who are party to the current Form of Indemnification Agreement will enter into the amended Form of Indemnification Agreement with the Company as soon as practicable after the date hereof. The Form of Indemnification Agreement was amended to limit the circumstances in which the Board of Directors may exercise discretionary authority to advance defense costs to the directors and officers of the Company. The amendment to the Form of Indemnification Agreement did not result in any revisions or limitations to the indemnification protections provided to directors and officers of the Company under the Canada Business Corporations Act or the Company’s By-laws (as defined below).

The description of the amendment to the Form of Indemnification Agreement set forth above does not purport to be complete and is qualified in its entirety by the full text of the amended and restated Form of Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement of Steven Spooner

The amended and restated employment agreement between the Company and Steven Spooner, Chief Financial Officer of the Company, dated March 12, 2010, was amended effective as of December 16, 2016.

The definition of Change of Control in the employment agreement was amended such that the following exception, previously contained in the definition of Change of Control, was deleted: transaction(s) shall not constitute a Change of Control to the extent that (i) the transaction is an acquisition by the employer of another entity, (ii) such acquisition is financed by the issuance of equity by the employer to a financial sponsor, and (iii) neither Terence Matthews, Francisco Partners or any of their respective affiliates disposes of any shares of the employer as a result of such transaction(s).

Except as amended, all other terms and conditions of the employment agreement remain in full force and effect.

A copy of the amendment will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year.

(a)

On December 16, 2016, the Board of Directors of the Company approved and adopted an amendment to By-law No. 1A of the Company (the “By-laws”), effective immediately, to increase the number of shares necessary to constitute a quorum at any meeting of the Company’s shareholders from 25% to 33 1/3%. The By-laws were amended in order to comply with corporate governance requirements of the Nasdaq Stock Exchange (“NASDAQ”) that will apply to the Company commencing on January 1, 2017, as the Company will no longer be eligible to rely upon NASDAQ foreign private issuer corporate governance exemptions thereafter.

The foregoing description of the amendment to the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated By-laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)

On December 16, 2016, the Board of Directors of the Company approved and adopted an amendment to the Code of Business Conduct of the Company (the “Code”). The amendment to the Code provides the Board of Directors with authority to approve any waivers of violations of the Code by the Company’s executive officers or directors. The amendment to the Code also provides the Director of Global Business Ethics and Compliance with authority to approve any waivers of violations of the Code by any other employee of the Company. The Code was amended in order to comply with NASDAQ corporate governance requirements that will apply to the Company commencing on January 1, 2017, as the Company will no longer be eligible to rely upon NASDAQ foreign private issuer corporate governance exemptions thereafter.

The amendment to the Code did not result in any explicit or implicit waiver of any provision of the Code in effect prior to the amendment. The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the amended Code, a copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference. The amended Code will also be posted on the Company’s website at www.mitel.com.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	By-laws of the Company, as amended and restated on December 16, 2016

10.1	Form of Indemnification Agreement of the Company, as amended and restated on December 16, 2016

14.1	Code of Business Conduct of the Company, as amended and restated on December 16, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2016

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name:	Greg Hiscock
Title:	General Counsel & Corporate Secretary